EXHIBIT 99.1

NEWS RELEASE
FOR INFORMATION CONTACT:

Glimcher Realty Trust
150 East Gay Street
Columbus, Ohio 43215
www.glimcher.com

Mark E. Yale Sr. V.P.,CFO (614) 887-5610 myale@glimcher.com	Carolee J. Oertel Mgr., Investor Relations (614) 887-5613 coertel@glimcher.com

FOR IMMEDIATE RELEASE
Wednesday, February 22, 2006

GLIMCHER REPORTS FOURTH QUARTER AND FULL YEAR 2005 RESULTS

•	Average mall store sales increased 3.4% to $334 per square foot

•	Quarterly releasing spreads increased 14% over the prior rate

•	Same mall store occupancy increased 120 basis points over December 31, 2004

•	Mall anchor occupancy increased 150 basis points over December 31, 2004

COLUMBUS, OH - February 22, 2006 - Glimcher Realty Trust, (NYSE: GRT), today announced financial results for the fourth quarter and full year ended December 31, 2005. A description and reconciliation of non-GAAP financial metrics to net income available to common shareholders is contained in a later section of this press release and references to per share amounts are based on diluted common shares.

Net income available to common shareholders in the fourth quarter of 2005 was $9.8 million, or $0.27 per share, as compared to net income of $5.7 million, or $0.16 per share, in the fourth quarter of 2004. Funds From Operations (“FFO”) in the fourth quarter of 2005 was $29.4 million, compared to $28.1 million in the fourth quarter of 2004. On a per share basis, FFO for the fourth quarter of 2005 was $0.74 per share, compared to $0.71 per share for the fourth quarter of 2004, a 4.2% increase.

For the twelve months of 2005, net income available to common shareholders was $3.4 million, or $0.09 per share, compared to net income of $29.4 million, or $0.82 per share, in the twelve months of 2004. FFO for the twelve months of 2005 was $77.7 million, or $1.95 per share, as compared to $89.6 million, or $2.27 per share, in 2004. Included in the 2005 results were $16.4 million of non-cash impairment charges recognized on certain community centers classified as held for sale during the year. Excluding these charges, FFO would have been $2.36 per share for 2005.

“We are extremely proud of our 2005 accomplishments,” stated Michael P. Glimcher, President and CEO. “With our enhanced management team now in place, the addition of a new strategic acquisition joint venture partner and an improved balance sheet, we remain optimistic regarding growth prospects for 2006.”

Summary of Financial Results
(unaudited, dollars in thousands except per share amounts)

	For Three Months Ended December 31,			For Twelve Months Ended December 31,
	2005	2004	% Change	2005	2004	% Change
Revenues	$90,052	$86,111	4.6%	$334,859	$326,982	2.4%
Net income available to common shareholders	$9,758	$5,744	69.9%	$3,413	$29,360	(88.4%	)
Earnings per diluted share	$0.27	$0.16	68.8%	$0.09	$0.82	(89.0%	)
FFO	$29,369	$28,103	4.5%	$77,666	$89,629	(13.3%	)
FFO per diluted common share	$0.74	$0.71	4.2%	$1.95	$2.27	(14.1%	)

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Highlights

•
Total revenues of $90.1 million in the fourth quarter of 2005 compared to revenues of $86.1 million for the fourth quarter of 2004. Higher gross proceeds from the sale of out-parcels during the fourth quarter of 2005 along with positive growth in comparable mall center revenues led to the increase in total revenues over the fourth quarter of 2004.

•
Revenues in 2005 were $334.9 million, a 2.4% increase from the prior year. Approximately $3.4 million of higher lease termination income during 2005 along with positive growth in comparable mall center revenues led to the increase in total revenues over 2004.

•
Net income available to common shareholders for the fourth quarter of 2005 increased $4.0 million compared to the fourth quarter of 2004. Positive net operating income growth from the comparable mall portfolio and a decrease in General and Administrative expenses along with the recognition of a $2.2 million loss on the sale of a community center during the fourth quarter of 2004 led to the increase.

•
Net income available to common shareholders for the year decreased $25.9 million compared to 2004. The $16.4 million of non-cash impairment charges recognized during 2005 compared to the recognition of $19.6 million of gains generated on the sale of community centers during 2004 was the primary cause of the decrease.

•
Same mall net operating income for the Company’s market dominant and trade area dominant properties (which comprise over 90% of the Company’s total NOI) improved approximately 3.1% for 2005. For the entire same mall portfolio, net operating income increased 1.4% over 2004.

•
Mall store average rents were $25.83 per square foot at December 31, 2005, an increase of 4.5% from December 31, 2004. Occupancy for the same mall stores at December 31, 2005 was 89.5% compared to 88.3% at December 31, 2004. Releasing spreads during the fourth quarter and full year 2005 increased 14% and 11%, respectively.

•
Average retail sales for mall stores increased 3.4% to $334 per square foot for the twelve months ending December 31, 2005 compared to $323 per square foot at December 31, 2004. Comparable mall store sales increased 1.1% for the twelve months ending December 31, 2005 compared to the same period in 2004.

•
Debt-to-total-market capitalization at December 31, 2005 (including the Company’s pro-rata share of joint venture debt) was 56.9% based on the common share closing price of $24.32, compared to 54.8% at September 30, 2005 based on the common share closing price of $24.47. Fixed rate debt represented approximately 83% of the Company’s total outstanding borrowings at December 31, 2005.

•
During the fourth quarter of 2005, the Company acquired a 52% interest in the Puente Hills Mall located in the Los Angeles metro area, through its recently announced joint venture with Oxford Properties Group.

•
On January 17, 2006, the Company acquired Tulsa Promenade located in Tulsa, Oklahoma for $58.3 million. The Company expects to transfer the property into its joint venture with Oxford Properties Group by the end of the first quarter of 2006.

•
The Company sold four properties during the fourth quarter of 2005 (Cumberland Crossing located in LaFollette, TN, Middletown Plaza in Middletown, OH, Roane County Plaza located in Rockwood, TN, and Rhea County Shopping Center located in Dayton, TN) generating total proceeds of approximately $4.6 million. Since year-end, the Company sold Pea Ridge Plaza in Huntington, WV for total proceeds of approximately $5.4 million. After these transactions, the Company only has 10 remaining community centers.

Outlook

The Company estimates 2006 earnings per share to be in the range of $0.55 to $0.61 and FFO per share to be in the range of $2.45 to $2.51. All assumptions detailed in previous guidance remain the same.

A reconciliation of the range of estimated FFO per share to estimated earnings per share for 2006 follows:

	Low End	High End
Expected Earnings per share	$0.55	$0.61
Add: Real estate depreciation and amortization	1.90	1.90
Expected FFO per share	$2.45	$2.51

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For the first quarter of 2006, the Company estimates earnings per share to be in the range of $0.08 to $0.11 per share and FFO per share to be in the range of $0.55 to $0.58 per share. A reconciliation of the range of estimated FFO per share for the first quarter of 2006 follows:

	Low End	High End
Expected Earnings per share	$0.08	$0.11
Add: Real estate depreciation and amortization	0.47	0.47
Expected FFO per share	$0.55	$0.58

Funds From Operations and Net Operating Income

This press release contains certain non-Generally Accepted Accounting Principles (GAAP) financial measures and other terms. The Company’s definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. The non-GAAP financial measures referred to below should not be considered as alternatives to net income or other GAAP measures as indicators of our performance.

Funds From Operations is used by industry analysts and investors as a supplemental operating performance measure of an equity real estate investment trust (“REIT”). The Company uses FFO in addition to net income to report operating results. FFO is an industry standard for evaluating operating performance defined as net income (loss) available to common shareholders (computed in accordance with GAAP) excluding gains or losses from sales of depreciable property, plus real estate related depreciation and amortization after adjustments for unconsolidated partnerships and joint ventures. FFO does include impairment losses for properties held for use and held for sale. Reconciliations of non-GAAP financial measures to net income available to common shareholders are included in the Operating Results, found in the financial table section of this press release.

Net Operating Income (NOI) is used by industry analysts, investors and Company management to measure operating performance of the Company’s properties. NOI represents total property revenues less property operating and maintenance expenses. Accordingly, NOI excludes certain expenses included in the determination of net income such as property management and other indirect operating expenses, interest expense and depreciation and amortization expense. These items are excluded from NOI in order to provide results that are more closely related to a property’s results of operations. In addition the Company’s computation of same mall NOI excludes property bad debt expense, lease termination income and income from out-parcel sales. We also adjust for other miscellaneous items in order to enhance the comparability of results from one period to another. Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property’s performance. Real estate asset related depreciation and amortization is excluded from NOI for the same reasons that it is excluded from FFO pursuant to NAREIT’s definition.

Fourth Quarter Conference Call

The Company’s fourth quarter investor conference call is scheduled for 11 a.m. ET on Thursday, February 23, 2006. Those wishing to join this call may do so by calling (888) 879-9207. This call will be simulcast on the Company’s web site and www.irchannel.com. A replay of the call will be available at www.glimcher.com from February 23, 2006 through March 9, 2006. Supplemental information regarding fourth quarter operating results is available on the Company’s web site or at www.sec.gov.

About the Company

Glimcher Realty Trust, a real estate investment trust, is a recognized leader in the ownership, management, acquisition and development of regional and super-regional malls. At December 31, 2005, the Company’s mall portfolio, including assets held through our strategic joint venture, consisted of 25 properties located in 15 states with GLA totaling approximately 22.7 million square feet. The community center and single tenant portfolio is comprised of 11 properties representing approximately 1.9 million square feet. Glimcher Realty Trust’s common shares are listed on the New York Stock Exchange under the symbol “GRT.” Glimcher Realty Trust’s Series F and Series G preferred shares are listed on the New York Stock Exchange under the symbols “GRT.F” and “GRT.G,” respectively. Glimcher Realty Trust is a component of both the Russell 2000® Index, representing small cap stocks, and the Russell 3000® Index, representing the broader market.

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Forward Looking Statements

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. Risks and other factors that might cause differences, some of which could be material, include, but are not limited to economic and market conditions, tenant bankruptcies, bankruptcies of joint venture partners, the failure to increase mall store occupancy and same-mall net operating income, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases, the financial stability of tenants within the retail industry, the failure of the Company to make additional investments in regional mall properties and redevelopment of properties, failure of the Company to complete proposed or anticipated acquisitions, the failure to sell properties as anticipated and to obtain estimated sale prices, the failure to fully recover tenant obligations for common area maintenance, insurance, taxes and other property expenses, failure of the Company to qualify as a real estate investment trust (“REIT”), termination of existing joint venture arrangements, conflicts of interest with our existing joint venture partners, increases in impairment charges, failure to refinance debt at favorable terms and conditions, significant costs related to environmental issues, the failure of the Company to make additional investments in regional mall properties, failure of the Company to complete proposed or anticipated acquisitions, the failure to achieve net income or FFO for 2006 set forth in this press release as well as other risks listed from time to time in the Company’s reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by the Company.

Visit Glimcher at: www.glimcher.com

Financial Tables to follow…

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GLIMCHER REALTY TRUST
Operating Results
(in thousands, except per share amounts)
(unaudited)

	Three Months ended December 31,
Statement of Operations	2005		2004

Total revenues	$90,052		$86,111
Total expenses	54,532		52,961
Operating income	35,520		33,150
Interest expense, net	21,574		21,068
Equity in income of unconsolidated entities, net	51		-
Income before minority interest in operating partnership and discontinued operations	13,997		12,082

Minority interest in operating partnership	829		771
Income from continuing operations	13,168		11,311
Discontinued operations:
Loss on sale of properties	(84)		(2,151)
Income from operations	1,033		943
Net income	14,117		10,103
Less: Preferred stock dividends	4,359		4,359
Net income available to common shareholders	$9,758		$5,744

Reconciliation of Net Income Available to Common		Per Diluted		Per Diluted
Shareholders to Funds From Operations		Common Share		Common Share

Net income available to common shareholders	$9,758		$5,744
Minority interest in operating partnership	829		771
	10,587	$0.27	6,515	$0.16
Real estate depreciation and amortization	18,698	$0.47	19,437	$0.49
Loss on sale of properties	84	$0.00	2,151	$0.06
Funds From Operations	$29,369	$0.74	$28,103	$0.71

Weighted average common shares outstanding - basic	36,442		35,614
Weighted average common shares outstanding - diluted	39,943		39,708

Earnings per Share

Net income available to common shareholders before discontinued operations per common share	$0.24		$0.19
Discontinued operations per common share	$0.02		$(0.03)
Earnings per common share	$0.27		$0.16

Net income available to common shareholders before discontinued operations per diluted common share	$0.24		$0.19
Discontinued operations per diluted common share	$0.02		$(0.03)
Earnings per diluted common share	$0.27		$0.16
Funds from operations per diluted common share	$0.74		$0.71

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GLIMCHER REALTY TRUST
Operating Results
(in thousands, except per share amounts)
(unaudited)

	Twelve Months ended December 31,
Statement of Operations	2005		2004

Total revenues	$334,859		$326,982
Total expenses	218,110		209,362
Operating income	116,749		117,620
Interest expense, net	84,445		89,062
Equity in income of unconsolidated entities, net	51		3
Income before minority interest in operating partnership and discontinued operations	32,355		28,561

Minority interest in operating partnership	252		2,906
Income from continuing operations	32,103		25,655
Discontinued operations:
Gain on sale of properties	1,619		19,646
Impairment loss	(16,393)		-
Income from operations	3,521		6,454
Net income	20,850		51,755
Less: Preferred stock dividends	17,437		17,517
Less: Issuance Costs related to Preferred Stock Redemption	-		4,878
Net income available to common shareholders	$3,413		$29,360

Reconciliation of Net Income Available to Common		Per Diluted		Per Diluted
Shareholders to Funds From Operations		Common Share		Common Share

Net income available to common shareholders	$3,413		$29,360
Minority interest in operating partnership	252		2,906
	3,665	$0.09	32,266	$0.82
Real estate depreciation and amortization	75,620	$1.90	76,970	1.95
Share of joint venture real estate depreciation and amortization	-	$-	39	0.00
Gain on sale of properties	(1,619)	$(0.04)	(19,646)	(0.50)
Funds From Operations	$77,666	$1.95	$89,629	$2.27

Weighted average common shares outstanding - basic	36,036		35,456
Weighted average common shares outstanding - diluted	39,856		39,496

Earnings per Share

Net income available to common shareholders before discontinued operations per common share	$0.38		$0.16
Discontinued operations per common share	$(0.29)		$0.67
Earnings per common share	$0.09		$0.83

Net income available to common shareholders before discontinued operations per diluted common share	$0.37		$0.16
Discontinued operations per diluted common share	$(0.28)		$0.66
Earnings per diluted common share	$0.09		$0.82
Funds from operations per diluted common share	$1.95		$2.27

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GLIMCHER REALTY TRUST
Selected Balance Sheet Information
(in thousands, except percentages and base rents)

	December 31,	December 31,
	2005	2004

Investment in real estate, net	$1,877,059	$1,835,298
Total assets	$1,995,312	$1,947,024
Mortgage notes and other notes payable	$1,501,481	$1,402,604
Debt to market capitalization	56.1%	52.0%

	December 31,	December 31,
	2005	2004

Occupancy:
Mall Anchors (1)	95.2%	93.7%
Mall Stores (1)	89.5%	88.5%
Total Mall Portfolio (1)	93.2%	91.8%
Comparable Mall Portfolio (2)	93.2%	92.2%

Community Center Anchors	75.0%	67.9%
Community Center Stores	78.6%	66.6%
Total Community Center Portfolio	75.8%	67.6%
Comparable Community Center Portfolio (2)	75.8%	80.8%

Average Base Rents:
Mall Anchors (1)	$6.19	$5.88
Mall Stores (1)	$25.83	$24.71
Total Mall Portfolio (1)	$15.47	$14.69
Comparable Mall Portfolio (2)	$15.47	$14.73

Community Center Anchors	$6.46	$6.09
Community Center Stores	$14.06	$12.65
Total Community Center Portfolio	$8.29	$7.61
Comparable Community Center Portfolio (2)	$8.29	$8.13

(1) Includes wholly-owned mall properties
(2) Comparable occupancy rates and average base rents exclude properties sold in 2005 from the 2004 amounts

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